DocuSign Envelope ID: 66335EF2-ABEB-4F95-BF36-EF60D355A93A

EXECUTION COPY

PARTICIPATION AGREEMENT

AMONG

VICTORY VARIABLE INSURANCE

FUNDS,

VICTORY CAPITAL MANAGEMENT INC.,

VICTORY CAPITAL SERVICES, INC.,

AND

PROTECTIVE LIFE INSURANCE COMPANY

THIS PARTICIPATION AGREEMENT is made and entered into this 1st day of December 2020, by and among Victory Variable Insurance Funds, a Delaware statutory trust (the "Trust"); Victory Capital Management Inc., a New York Corporation (the "Adviser"); for purposes of Sections 2.4, 2.9 and 5.1 and Article VIII only, Victory Capital Services, Inc. ("VCS"); and Protective Life Insurance Company, a Tennessee insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth on Schedule A hereto, as may be amended from time to time (the "Accounts").

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, the series of shares of the Trust (each, a "Portfolio," and, collectively, the "Portfolios") and the classes of shares of those Portfolios (the "Shares") offered by the Trust to the Company and the Accounts are set forth on Schedule B attached hereto;

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the "Policies") which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, are specified on the Schedules attached hereto as may be modified from time to time);

WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

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WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified on Schedule B attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and the Trust intends to sell such Shares to the Accounts at net asset value ("NAV");

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Adviser, VCS and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

1.1The Trust (through VCS) agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the NAV next computed after receipt and acceptance by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from Policy owners and receipt and acceptance by such designee shall constitute receipt and acceptance by the Trust; provided that the Trust receives notice of such orders by 8:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange (the "NYSE") is open for trading and on which the Trust calculates NAV pursuant to the rules of the Securities and Exchange Commission

("SEC") and the Portfolio's then-current prospectus.

The Company and the Trust intend to clear trades through, and make use of, the NSCC's Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system, the terms of which are set forth in Section 1.2 below shall apply. If the use of Fund/Serv is not operationally feasible, or the parties otherwise agree, the terms set forth in Section 1.3 shall apply.

1.2Orders for the purchase or redemption of Shares of the Portfolios on behalf of the

Accounts ("Instructions") will be placed directly by the Company or its designee with the Trust. Instructions in good order received by the Company prior to the close of trading on the New York

Stock Exchange on any given Business Day (the "Trade Date") and transmitted to the Trust by no later than 8:30 a.m. New York time on the next following Trade Date ("Trade Date +1"), will be executed at the NAV determined as of the close of trading on the Trade Date.

As set forth below, upon the timely receipt by the Trust of the Instructions, the Trust will execute the purchase or redemption transactions (as the case may be) at the price for each Portfolio computed as of the close of trading on the Trade Date.

(a)Except as otherwise provided herein, all purchase and redemption transactions will settle T+1. Settlements will be through Federal Wire transfers to an account designated by a Portfolio and will be initiated by 6:00 p.m. New York time or the Federal Reserve deadline.

(b)On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Wire Transfer System is open. The original T+1 settlement date will not apply. Rather for

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purposes of the paragraph (b) only, the settlement date will be the date on which the Instruction settles.

(c)The Company shall, upon receipt of any confirmation or statement concerning the Accounts, verify the accuracy of the information contained therein against the information contained in the Company's internal record-keeping system and shall promptly advise the Trust in writing of any discrepancies between such information. The Trust and the Company shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

1.3(a) For each Business Day, the Company or its designee shall transmit to the Trust Instructions received by the close of trading on the New York Stock Exchange and shall transmit such Instructions without modification to the Trust or its designee, except for netting and/or aggregation, via the DCC&S Fund/SERV system no later than 5:00 A.M. New York time on the next Business Day. Notwithstanding the foregoing, to the extent Instructions are not transmitted to the Trust via the DCC&S Fund/SERV system, the Company shall notify the Trust, and such Instructions shall be either (i) transmitted via facsimile or (ii) resubmitted via the DCC&S Fund/SERV system by no later than 8:30 a.m. New York time on T + 1. On each Business Day, the Trust shall accept, and effect changes in its records upon receipt of purchase, redemption and registration, Instructions from the Company electronically through DCC&S.

(b)The Trust or its designee shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Trust or its designee shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Portfolio; and (c) any provision relating to Fund/SERV in any other agreement of the Trust or its designee that would affect its duties and obligations pursuant to this Agreement.

(c)Confirmed trades and any other information provided by Trust to Company or its designee through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

(d)Trade information provided by Company or its designee to Trust through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Company or its designee regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

1.4Subject to the terms set forth in the Trust's registration statement (including the Trust's right to refuse to sell Shares to any person), the Trust, so long as this Agreement is in effect, agrees to make the Shares available for purchase at the applicable NAV per share by the Company on behalf of the Accounts on those days on which the Trust calculates its NAV pursuant to rules of the SEC and the Portfolio's then-current prospectus. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to permit the Trust to sell any Shares to the

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Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Portfolio ("Shareholders"). The Trust reserves the right to take all actions, including but not limited to, dissolution, reorganization, liquidation, merger or sale of all assets of the Trust or any Portfolio upon the sole authorization of the Board, acting in good faith, and shall notify the Company promptly, in writing, of any such determination by the Board.

1.5The parties hereto acknowledge that the arrangement contemplated by this

Agreement is not exclusive; the Trust's shares may be sold to other insurance companies and the cash value of the Policies may be invested in other investment companies.

1.6The Trust agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy owners on that Business Day), executing such requests on a daily basis at the NAV next computed after receipt by the Trust or its designee of the request for redemption in proper form, except that (i) the Company shall not redeem Shares attributable to Policy owners except in the circumstances permitted in Section 11.4 and (ii) the Trust reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption to the extent permitted by the 1940 Act, and any rules thereunder, and in accordance with the procedures and policies of the Trust as described in the Portfolio's then-current prospectus. For purposes of this Section 1.6, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee of a request in proper form prior to the close of regular trading on the NYSE shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 8:30 a.m. New York time on the next following Business Day.

1.7Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any other Portfolio. However, with respect to payment of the purchase price by the Company to the Trust or redemption proceeds by the Trust to the Company, the Company and the Trust shall net purchase and redemption payments actually to be made with respect to each Portfolio on the same day and shall transmit one net payment for all of the Portfolios in accordance with Section 1.7 hereof.

1.8The Company agrees to purchase and redeem the Shares of each Portfolio in accordance with the provisions of the Portfolio's then-current prospectus.

1.9In the event of net purchases, the Company shall pay for the Shares by the Federal Funds deadline on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof. Subject to Section 1.4 of this Agreement, in the event of net redemptions, the Trust shall pay the redemption proceeds by the Federal Funds deadline on the next Business Day after an order to redeem the Shares is made in accordance with the provisions of Section 1.6. hereof. All such payments shall be in federal funds transmitted by wire.

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1.10Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

1.11The Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company on behalf of the Accounts hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.12The Trust or its custodian shall make the NAV per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV per share is calculated and shall use its best efforts to make such NAV per share available by 7:00 p.m. New York time. In the event that the Trust is unable to meet the 7:00 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares received by the Company prior to the close of regular trading on the NYSE on that day. Such additional time shall be equal to the additional time which the Trust takes to make the NAV available to the Company. If the Trust provides materially incorrect share NAV information, the Trust shall make an adjustment to the number of Shares purchased or redeemed for the Accounts to reflect the correct NAV per Share. Any material error in the calculation or reporting of NAV per Share, dividend, or capital gains information shall be reported promptly upon discovery to the Company.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities

Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trust or the Adviser immediately upon having a

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reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future. The Company represents and warrants that the Agreement has been duly authorized, executed, and delivered by the Company and that the Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.3The Company represents that it has and will continue to have the necessary facilities, equipment, and personnel to perform its duties and obligations under the Agreement.

2.4VCSA represents and warrants that it is a member in good standing of the Financial

Industry Regulatory Authority, Inc. ("FINRA") and is a registered broker-dealer with the SEC under the 1934 Act.

2.5The Company represents and warrants that the Policies will be sold and distributed in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.6The Trust represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of all fifty (50) states, the District of Columbia, the U.S. Virgin Islands, the Commonwealth of Puerto Rico, and the U.S. Territory of Guam, to the extent necessary under applicable state law.

2.7The Trust represents and warrants that the Agreement has been duly authorized, executed, and delivered by the Trust and that the Agreement is the valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms.

2.8The Trust represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.9Each of the Adviser and VCS represents and warrants that the Agreement has been duly authorized, executed, and delivered by each of the Adviser and VCS and that the Agreement is the valid and binding obligation of each of the Adviser and VCS enforceable against each of the Adviser and VCS in accordance with its terms.

2.10The parties agree to comply with the applicable privacy and notice provisions of Regulation S-P, as they may be amended from time to time.

2.11The Company agrees to comply with applicable U.S. Department of Treasury and/or Office of Foreign Assets Control laws, regulations, requirements, and guidance ("OFAC Requirements") by adopting compliance policies and procedures with respect to Policy owners' investments in the Accounts. The Company agrees to comply with applicable money laundering and current transactions reporting laws, regulations, and government or regulatory guidance, including the use of a customer identification program, suspicious activity reporting, and recordkeeping requirements (collectively with the OFAC Requirements, the "AML

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Requirements"), and with any "anti-money laundering" guidelines as may be agreed to by the parties. The Company will ensure the ability of federal examiners to obtain information and records relating to AML Requirements. Upon the reasonable request of the Trust or its agent, and in accordance with AML Requirements, the Company with provide sufficient documentation regarding the Company's compliance with AML Requirements.

2.12The Trust makes no representations as to whether any aspect of its operations (including, but not limited to investment policies and fees and expenses) complies with the insurance and other applicable laws of the various states.

2.13No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the "Mixed and Shared Funding Exemptive Order").

2.14The Company, on its own behalf and on behalf of its affiliates and agents, represents and warrants that it has internal controls over the processing and transmission of orders suitably designed to prevent or detect on a timely basis orders received after the close of the NYSE

("Market Close") from being aggregated with orders received before Market Close and to avoid errors that could result in late transmissions of orders.

ARTICLE III. PROSPECTUSES, SHAREHOLDER REPORTS, AND PROXY STATEMENTS; VOTING

3.1The Trust shall provide the Company, at the' Trust's expense, with as many copies of each Portfolio's current prospectus, reports to Shareholders, other communications to

Shareholders, and any supplements to the foregoing as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. The Trust shall provide the Company, at the Company's expense, with as many copies of each Portfolio's current prospectus, reports to Shareholders, other communications to Shareholders, and any supplements to the foregoing as the Company may reasonably request for distribution to prospective purchasers of Policies or to owners of existing Policies not funded by the Shares. If requested by the Company in lieu thereof, the Trust shall provide the Company with each Portfolio's current prospectus in "camera ready" format or other electronic format acceptable to the Company's financial printer and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if a prospectus for the Portfolio is revised) to have the prospectus for the Policies and the Portfolios' prospectuses printed together in one document. The expense of such printing shall be (i) apportioned between (a) the Company and (b) the Trust in proportion to the number of pages of the Policies' and Portfolios' prospectuses, taking account other relevant factors affecting the expense of printing, such as covers, columns, graphs, and charts, with respect to the prospectuses for existing Policy owners whose Policies are funded by the Shares or (ii) borne by the Company with respect to prospectuses for prospective purchasers of Policies or to owners of existing Policies not funded by the Shares.

3.2The prospectus for each Portfolio shall state that the statement of additional information for the Portfolio is available upon request. The Trust shall print and provide a master

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of such statement of additional information suitable for duplication by the Company for distribution to any owner of a Policy who requests such statement.

3.3The Trust or its designee, at the Trust's expense, shall provide the Company copies, if and to the extent applicable to the Shares, of the Trust's proxy materials in such quantity as the

Company shall reasonably require for distribution to any owner of a Policy funded by the Shares.

3.4Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

3.5The Company shall be responsible for maintaining procedures regarding any delivery required by applicable law, including without limitation, the 1933 Act, to Policy owners whose Policies are funded by a Portfolio's Shares of (i) Portfolio prospectuses and statements of additional information, including any annual revised copies of the prospectus and statements of additional information and other revisions or supplements or (ii) semi-annual and annual shareholder reports. The Trust shall be responsible for the timely delivery to the Company of these documents so that the Company may follow its procedures.

3.6The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

3.7If and to the extent required by law, the Company shall:

(a)Solicit voting instructions from Policy owners;

(b)Vote the Shares in accordance with instructions received from Policy owners; and

(c)Vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Insurance companies that have entered into participation agreements with the Trust ("Participating Insurance Companies") shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust will promptly notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

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ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, the Adviser, any other investment adviser to the Trust, or any affiliate of the Adviser are named, at least five (5) Business Days prior to its use. No such material shall be used if the Trust, the Adviser, VCS, or their respective designees, reasonably objects to such use within five (5) Business Days after receipt of such material.

4.2The Company shall not give any information or make any representations or statement on behalf of the Trust, the Adviser, any other investment adviser to the Trust, or any affiliate of the Adviser or concerning the Trust or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, the Adviser or their respective designees, except with the permission of the Trust, the Adviser or their respective designees. The Trust, the Adviser or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement policies and procedures reasonably designed to ensure that information concerning the Trust, the Adviser or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy owners or prospective Policy owners) is so used, and neither the Trust, the Adviser nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

4.3The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts are named, at least five (5) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five

(5)Business Days after receipt of such material.

4.4The Trust and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis.

4.5The Company and the Trust (or its designee in lieu of the Company or the Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all

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amendments to any of the above, that relate to the Policies, or to the Trust or its Shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6The Trust or the Adviser will provide the Company with reasonable advance notice of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and the Adviser will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its prospectus, statement of additional information or registration statement in an orderly manner. The Trust and the Adviser will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for the prospectuses.

For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. FEES AND EXPENSES

5.1For the administrative services provided by the Company as described on Schedule C (the "Administrative Services"), VCS agrees to pay or cause to be paid the fees as described on Schedule C.

5.2To the extent the Trust or any Portfolio or any series of Shares has adopted and implemented a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and for Shareholder servicing expenses, then the Trust, such Portfolio, or such series, as the case may be, shall pay the Rule 12b-1 fee to VCA, in its capacity as the underwriter for the Shares, and VCA shall make payments to the Company or to the underwriter for the Policies in accordance with such plan from the amounts of Rule 12b-l fees received by it as may be agreed to by VCA and the Company from time to time; each party, however, shall, in accordance with the allocation of expenses specified in Article III and this Article V, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts.

The Trust shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing is prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials, reports to Shareholders, and other communications to Shareholders (to the extent provided by and as determined in

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accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's proxy materials to owners of Policies funded by the Shares. The costs of distributing the Portfolios' prospectuses, statements of additional information, shareholder reports, and other Shareholder communications to owners of Policies funded by Shares of the Portfolios shall be borne by the relevant Portfolio. The Trust shall not bear any expenses of marketing the Policies.

5.3The Company shall bear the expenses of distributing the Portfolios' prospectuses, statement of additional information, shareholder reports, and any other communications to Policy owners, except for distributing such materials to owners of policies funded by Shares of the Portfolios, as provided for in Section 5.2 above. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Policy prospectus and statement of additional information and the cost of preparing, printing, and distributing annual individual account statements for Policy owners as required by state insurance laws.

5.4All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. All expenses incident to performance by the Company under this Agreement shall be paid by the Company.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

6.1The Trust and the Adviser represent that each Portfolio of the Trust shall meet the diversification requirements of Section 817(h)(l) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio. The Trust will notify the Company immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. Upon request of the Company, and within 60 days of the end of the preceding calendar quarter, the Trust or the Adviser will provide Company with a certificate of compliance with Section 817(h) during that quarter. Notwithstanding the foregoing, any failure to provide such certification of compliance within the time period described will not constitute a breach of this agreement.

6.2The Trust represents that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will use reasonable best efforts to maintain such qualification (under Subchapter M or any successor or similar provision). The Trust will notify the Company immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

6.3The Company represents that the Policies are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing the Policies have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any

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prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract. In addition, the Company represents that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

7.1The Trust agrees that it will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies

("contract owners") investing in the Trust. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Trust will give prompt notice of any such determination to the Company.

7.2The Company will promptly report any potential or existing conflicts of which it is aware to the Board. The Company also agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided,

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however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

7.4If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and

(b)Sections 3.6, 3.7, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

8.1Indemnification by the Company

The Company agrees to indemnify and hold harmless the Trust, each Portfolio, the Adviser, VCS, and each of their respective directors/trustees, officers, employees and agents (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust, a Portfolio, the Adviser, or VCS for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust not supplied by the Company or its designee, or persons under its control and on which the

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Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

(d)arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e)arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(f)arise as a result of the provision by the Company to the Fund of insufficient or incorrect information regarding the purchase or redemption of shares, or the failure of the Company to provide such information or payment for shares in accordance with the deadlines stated in Article I; as limited by and in accordance with the provisions of this Article VIII.

8.2Indemnification by the Trust

The Trust agrees to indemnify and hold harmless the Company and its directors/trustees, officers, employees and agents (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus; statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances, not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, a Portfolio, the Adviser, VCS, or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any

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amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by the Trust, the Adviser, VCS, or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

(d)arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

(e)arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of the Agreement; or

(f)arise as a result of the provision by the Trust to the Company of insufficient or incorrect information regarding the purchase or redemption of shares, or the failure of the Trust to provide such information or payment for shares in accordance with the deadlines stated in Article I; or

(g)arise out of or result from the materially incorrect or untimely calculation or reporting of the daily NAV per share or dividend or capital gain distribution rate, as limited by and in accordance with the provisions of this Article VIII.

8.3Indemnification by the Adviser

The Adviser agrees to indemnify and hold harmless the Company and its directors/trustees, officers, employees and agents (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional

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information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by the Adviser; or

(b)arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; or

(c)arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of the Agreement, as limited by and in accordance with the provisions of this Article VIII.

8.4Indemnification by VCS

VCS agrees to indemnify and hold harmless the Company, the Trust, and each Portfolio and each of their respective trustees, officers, employees and agents (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of VCS) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares and arise out of or result from any material breach of any representation and/or warranty made by VCS in this Agreement or arise out of or result from any other material breach of this Agreement by VCS, as limited by and in accordance with the provisions of this Article VIII.

8.5Limitation of Liability

(a)In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any Indemnified Party, as defined in Section 8.2, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any participating insurance company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any participating insurance company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

(b)In no event shall the Company be liable under the indemnification provisions contained in this Agreement to any Indemnified Party, as defined in Section 8.1, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a

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breach of any representation, warranty, and/or covenant made by the Trust, the Adviser, or VCS hereunder; (ii) the failure by any Portfolio to meet the diversification requirements of Section 817(h)(l) of the Code and Treasury Regulation 1.817-5 relating to diversification requirements for variable annuity, endowment, or life insurance contracts, as if those requirements applied directly to any such Portfolio, unless caused, in whole or in part, by a breach by the Company of any representation, warranty and/or covenant made by the Company hereunder; or (iii) the failure by any Portfolio to be qualified as a Regulated Investment Company under Subchapter M of the Code.

8.6Neither the Company, the Trust, the Adviser nor VCS shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.7Promptly after receipt by an Indemnified Party under this Section 8.7 of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that the indemnifying party shall not consent to a settlement or any other disposition not involving a final adjudication that includes a factual stipulation referring to the Indemnified Party or its conduct, without the written consent of the Indemnified Party, which shall not be unreasonably withheld. After notice from the indemnifying party of its intention to assume the defense of an action with counsel satisfactory to such Indemnified Party, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.8Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

8.9A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

9.1This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

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9.2This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS

The Trust, the Adviser, and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by FINRA, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI. TERMINATION

11.1This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios, as the case may be:

(a)at the option of any party upon three (3) months' advance written notice to the other parties; or

(b)at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate fund vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust and the Adviser by the Company; or

(c)at the option of the Trust or the Adviser in the event that the Policies fail to meet the qualifications specified in sections 2.1 and 2.2 hereof. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Company by the Trust or the Adviser; or

(d)at the option of the Trust or the Adviser upon institution of formal proceedings against the Company by FINRA, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, or the operation of the Accounts; or

(e)at the option of the Company upon institution of formal proceedings against the Trust or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or Adviser's duties under this

Agreement or related to the sale of the Shares; or

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(f)at the option of the Company, the Trust or the Adviser upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust and the

Adviser of the date of any proposed vote or other action taken to replace the Shares; or

(g)at the option of either the Trust or the Adviser by written notice to the Company, if either one, or both, of the Trust or the Adviser, respectively, shall determine, in its or their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)at the option of the Company by written notice to the Trust and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)at the option of either the Adviser or the Trust if the Board has decided to

(i)refuse to sell shares of any Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Trust or any Portfolio, subject to the provisions of Section 1.2 hereof; or

(j)at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

(k)upon assignment of this Agreement, unless made with the written consent of the parties hereto; or

(l)at the option of the Company, upon termination of any investment advisory agreement between the Trust, on behalf of any Portfolio, and the Adviser.

11.2The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

11.3It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

11.4The Company shall not redeem Shares attributable to the Policies (as opposed to Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Policy owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days' prior written notice to the Trust and the Adviser, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Portfolios is consistent with the terms

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of the Policies, or (iv) as permitted under the terms of the Policy. Upon request, the Company will promptly furnish to the Trust and the Adviser reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Policies or in accordance with the Company's frequent trading policy, the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies without first giving the Fund and the Adviser 45 days' notice of its intention to do so.

11.5(a) Notwithstanding any termination of this Agreement, and except as provided in Section l l.5(b) hereof, the Trust shall, at the option of the Company, continue, until six months after the date of termination, and from six-month period to six-month period thereafter if mutually agreed to by the Trust, the Adviser, and the Company, to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Policies") and the Company will continue to provide services as provided herein with respect to Shares invested through Existing Policies of Policy owners.

Specifically, based on instructions from the owners of the Existing Policies, the Accounts shall be permitted to reallocate and redeem investments in the Portfolios, and shall be permitted to invest in the Portfolios in the event that owners of the Existing Policies make additional premium payments under the Existing Policies.

(b)The parties agree that this Section 11.5 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in any Portfolio, Articles I, II, VI, VII, VIII, and IX, and section 13.1 will remain in effect after termination.

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Victory Variable Insurance Funds

4900 Tiedeman Road 4th Floor

Brooklyn, Ohio 44144

Attn: General Counsel

If to the Adviser and VCS:

Victory Capital Services, Inc. and/or Victory Capital Management Inc.

4900 Tiedeman Road 4th Floor

Brooklyn, Ohio 44144

Attn: General Counsel

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If to the Company:

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

Attention: Senior Vice President, Chief Product Officer

With a copy to:

Senior Counsel – Variable Products

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

ARTICLE XIII. MISCELLANEOUS

13.1Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

13.2This Agreement may not be assigned by any party hereto except with the prior written consent of each of the other parties hereto.

13.3The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6The Schedules attached hereto, as modified from time to time, is incorporated herein by reference and are part of this Agreement.

13.7Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

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13.8The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9Notice is hereby given that the Trust's Trust Instrument, as may be amended from time to time, has been executed on behalf of the Trust by such persons as trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers, or Shareholders individually but are binding only upon the assets and property of the Portfolios. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be separate and not joint, and the Company agrees to look solely to the assets and property of the respective Portfolios listed on Schedule B hereto as though each such Portfolio had separately contracted with the Company for the enforcement of any claims against the Trust.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first specified above.

VICTORY VARIABLE INSURANCE FUNDS, on behalf of the series Portfolios, individually and not jointly By its authorized officer,

By:

Christopher Dyer, President

VICTORY CAPITAL MANAGEMENT INC.

By its authorized officer,

By:

Michael Policarpo, President, CFO and COO

VICTORY CAPITAL SERVICES, INC.

By its authorized officer,

By:

Christopher Dyer, COO

PROTECTIVE LIFE INSURANCE COMPANY

By its authorized officer,

 Steve Cramer

By:	Steve Cramer (Dec 4, 2020 13:41 CST)

Steve Cramer
Chief Product Officer - Retirement Division

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SCHEDULE A

SEPARATE ACCOUNT AND CONTRACTS

Name of Separate Account and Date Established	Contract Form Number

Protective COLI VUL Separate Account	Protective Executive Benefits Registered VUL

Protective COLI PPVUL Separate	Protective Executive Benefits Private
Account	Placement VUL

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SCHEDULE B

PARTICIPATING PORTFOLIOS

Any portfolios or series of the Trust that are available, or which become available to new investors on or after the Effective Date of this Agreement.

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SCHEDULE C

ADMINISTRATIVE SERVICES AND FEES

ADMINISTRATIVE SERVICES

The Company agrees to perform the following Administrative Services:

Maintenance of Books and Records

∙Assist, as reasonably requested by the Trust, Adviser or VCS, in maintaining book entry records on behalf of a Portfolio regarding issuance to, transfer within (via net purchase orders) and redemption by an Account of Portfolio Shares.

∙Maintain general ledgers regarding each Account's holdings of Portfolio Shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service, providers.

Communication with the Portfolio

∙Serve as the designee of the Portfolio for receipt of purchase and redemption Share orders from each Account and to transmit such orders, and payment therefor, to the Portfolio.

∙Coordinate with the Portfolio's agents in respect of daily valuation of the Portfolio's Shares and an Account's units.

Purchase Orders

∙Determine net amount available from the Company, on behalf of each Account, for investment in the Portfolio.

∙Deposit receipts from the Company, on behalf of each Account, at the Portfolio's custodian (generally by wire transfer).

∙Notify the Portfolio's custodian of the estimated amount required to pay any dividend or distribution to the Accounts or the Company.

∙Purchase Shares of the Portfolio on behalf of each Account at the applicable price computed in accordance with the Participation Agreement.

Redemption Orders

∙Determine net amount of redemptions of Portfolio Shares by the Company, on behalf of each Account.

∙Notify the Portfolio's custodian and Portfolio of cash required to meet redemption payments to the Company, on behalf of each Account.

ACTIVE 259349248

DocuSign Envelope ID: 66335EF2-ABEB-4F95-BF36-EF60D355A93A

∙Redeem Shares of the Portfolio on behalf of each Account, at the applicable price computed in accordance with the Participation Agreement.

∙Participate in any action plan as may be mutually agreed upon in writing from time to time by the parties to address market timing transactions in the Portfolio's Shares.

Processing Distributions from the Portfolio

∙Process ordinary dividends and capital gains received on behalf of each Account.

∙Reinvest the Portfolio's distributions on behalf of each Account, to the extent the Company continues to desire reinvestment.

Reports

∙Periodic information reporting to the Portfolio, including, but not limited to, furnishing registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales or promotional materials and any other SEC filings with respect to the Accounts invested in the Portfolio.

Portfolio-related Policy Holder Services

∙Provide general information with respect to Portfolio inquiries (not including information about performance or related to sales).

∙Provide information regarding performance of the Portfolio and the related subaccount(s) of the Accounts.

∙Respond to inquiries from Policy holders relating to Portfolio proxy statements.

Other Administrative Support

∙Provide other administrative and legal compliance support for the Portfolio as mutually agreed upon in writing by the parties, to the extent permitted or required under applicable statutes.

FEES

For the Administrative Services, VCS shall pay, or cause to be paid, to the Company a fee of 0.10% per annum of the average aggregate daily NAV of Shares of the Portfolios held in the Accounts. Such fee shall be paid in arrears quarterly. Each quarterly fee shall be determined based on the assets in the Accounts, and each quarterly fee will be independent of every other quarterly fee. Such fee shall be due and payable automatically within 30 days of the receipt of the invoice from Company.

For the avoidance of doubt, the parties acknowledge that the fees described herein are not for the purpose of distribution of Portfolio Shares.

ACTIVE 259349248